EXHIBIT (1)(e)


                      Amendment No. 8 to First Amended and
                         Restated Master Trust Agreement


                             INSTRUMENT OF AMENDMENT


Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Equity Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

                 "State Street Research Equity Investment Fund"


                                       to


                        "State Street Research Argo Fund"

            This Amendment shall be effective as of February 1, 1999.


         IN WITNESS WHEREOF, the undersigned officer or assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.



                                             /s/ Darman A. Wing
                                             ------------------------------
                                             Darman A. Wing
                                             Assistant Secretary